Tecogen Announces 2022 Results
Revenue of $25.0 million for FY 2022 up 2.5% compared to FY 2021

WALTHAM, Mass., March 16, 2023 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported a net loss of $1.4 million for the quarter ended December 31, 2022 and $2.4 million for the full year compared to net income of $0.1 million and $3.7 million, respectively, in 2021. The decrease in net income was due to lower gross profit and increased operating expenses in 2022, and, the impact of the PPP loan forgiveness and Employee Retention Credit in 2021. Our gross margin decreased to 44.3% for the year ended December 31, 2022 compared to 47.5% for the same period in 2021. The year end cash balance was $1.9 million and no debt.
Key Takeaways
Earnings Per Share
•Net income (loss) per share, basic and diluted, was $(0.10) per share for FY 2022 and $(0.06) per share for Q4 2022 compared to income of $0.15 and $0.00 per share for the same periods in 2021.
Income from Operations
•Operating loss was $1.4 million for the quarter compared to an operating profit of $0.1 million during the same period in 2021. The increase in our operating loss is due primarily to decreased revenue and margins for our Products Segment and increased operating expenses.

•For the year ended December 31, 2022, our loss from operations was $2.3 million compared to a loss of $1.2 million for the same period in 2021, an increase of $1.1 million. The increase in our loss from operations is due to the lower product margins in 2022 compared to 2021 due to higher material costs and, increased operating expenses.
Revenues
•Revenues for the quarter ended December 31, 2022 were $4.5 million compared to $7.2 million for the same period in 2021, a 36.9% decrease.

◦Product revenue was $1.0 million in Q4 2022 compared to $3.7 million in the same period in 2021, a decrease of 72.9% primarily due to a decrease in both cogeneration and chiller sales.
◦Services revenue was $3.0 million in Q4 2022 compared to $3.1 million in the same period in 2021, a decline of 2.3% due to reduced lower margin installation activity. Service contract revenue (O&M revenue) remained flat at $3.0 million.
◦Energy Production revenue increased by $117.5 thousand, or 29.4%, to $517 thousand in Q4 2022 compared to $400 thousand in the same period in 2021.

•For the year ended December 31, 2022, revenues were $25.0 million compared to $24.4 million in FY 2021, an increase of $0.6 million or 2.5% year over year.
◦Product revenue was $11.2 million in the 2022 compared to $10.1 million in FY 2021, an increase of 10.1%.
◦Services revenue was $12.1 million for FY 2022 compared to $12.5 million in FY 2021, a decline of 3.7% due to reduced lower margin installation activity. Service contract revenue (O&M revenue) increased 4.1% to $12.1 million for FY 2022 compared to $11.6 million in FY 2021.
◦Energy production revenue for FY 2022 was $1.8 million, compared to $1.7 million in FY 2021, an increase of 2.7%.

Gross Profit
•Gross profit for the fourth quarter of 2022 was $2.4 million compared to $3.5 million in the fourth quarter of 2021. Gross margin improved to 52.5% in the fourth quarter of 2022 compared to 48.1% for the same period in 2021. The decrease in product sales in the quarter resulted in a larger proportion of revenues from higher margin O&M service activities.
•Gross profit for FY 2022 was $11.1 million compared to $11.6 million for FY 2021, a decrease of 4.5%. For FY 2022 gross margin decreased to 44.3% compared to 47.5% for the same period in 2021 due to higher cost of materials.

Operating Expenses

•Operating expenses increased by 13.7% to $3.8 million for the fourth quarter of 2022 compared to $3.3 million in the same period of 2021. Operating expenses were higher in Q4 2022 primarily due to an overall increased in administrative costs, the impairment of long-lived assets, an increase in reserves for bad debt, a litigation provision, and increased R&D expenses associated with the development of the air-cooled chiller.

•For FY 2022 operating expenses increased $0.6 million, or 4.8%, to $13.4 million compared to $12.8 million for FY 2021. Operating expenses were higher in 2022 primarily due to an overall increase in administrative costs, a litigation provision, and increased R&D expenses associated with the development of the air-cooled chiller.

Adjusted EBITDA loss was $1,146 thousand for the fourth quarter of 2022 compared to income of $284 thousand for the fourth quarter. Operating expenses were higher in 2022 primarily due to an overall increase in administrative costs, the impairment of long-lived assets, an increase in reserves for bad debt, a litigation provision and increased R&D expenses associated with the development of the air-cooled chiller. For the year ended December 31, 2022 adjusted EBITDA loss was $1.7 million compared to EBITDA income of $0.7 million for FY 2021. The FY 2021 adjusted EBITDA benefited from from the recognition of the $1.2 million in Employee Retention Credit. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and the extinguishment of debt. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
“In the last month as CEO of Tecogen we have been implementing some significant strategic initiatives that we expect to bear fruit over the coming year.” commented Abinand Rangesh, Tecogen's Chief Executive Officer. “We recently launched the hybrid air-cooled chiller at AHR 2023, which is the largest HVAC trade show in North America. It was well received with significant interest from a variety of parties. Additional color and a discussion of our strategic direction for 2023 and beyond will be discussed in our earnings call. ”
Conference Call Scheduled for March 16, 2023 at 11:00 am ET
Tecogen will host a conference call on March 16, 2023 to discuss the fourth quarter results beginning at 11:00 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen FY 2022 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for, and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,150 units, supported by an established network of engineering, sales, and service personnel across the United States. Aggregate run hours on Tecogen’s InVerde e+ cogeneration systems exceeds 5 million hours. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Tecopack and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

Tecogen Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2022 and 2021 (unaudited)

ASSETS	2022	2021
Current assets:
Cash and cash equivalents	$1,913,969	$3,614,463
Accounts receivable, net	6,714,122	8,482,286
Employee retention credit receivable	713,269	1,276,021
Unbilled revenue	1,805,330	3,258,189
Inventory, net	10,482,729	7,764,989
Prepaid and other current assets	401,189	578,801
Total current assets	22,030,608	24,974,749
Property, plant and equipment, net	1,407,720	1,782,944
Right of use assets	1,245,549	1,869,210
Intangible assets, net	997,594	1,181,023
Goodwill	2,406,156	2,406,156
Other assets	165,230	148,140
TOTAL ASSETS	$28,252,857	$32,362,222
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,261,952	$3,508,354
Accrued expenses	2,384,447	2,343,728
Deferred revenue	1,115,627	1,957,752
Lease obligations	687,589	641,002
Unfavorable contract liabilities	236,705	330,032
Total current liabilities	7,686,320	8,780,868
Long-term liabilities:
Deferred revenue, net of current portion	371,823	208,456
Lease obligations, net of current portion	623,452	1,315,275
Unfavorable contract liability, net of current portion	583,512	929,474
Total liabilities	9,265,107	11,234,073
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,850,261 issued and outstanding at December 31, 2022 and 2021, respectively	24,850	24,850
Additional paid-in capital	57,351,008	57,016,859
Accumulated deficit	(38,281,548)	(35,833,621)
Total Tecogen Inc. stockholders’ equity	19,094,310	21,208,088
Noncontrolling interest	(106,560)	(79,939)
Total stockholders’ equity	18,987,750	21,128,149
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,252,857	$32,362,222

TECOGEN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2022 and 2021
(unaudited)

	2022	2021
Revenues
Products	$999,771	$3,693,349
Services	3,014,586	3,086,891
Energy production	517,230	399,702
Total revenues	4,531,587	7,179,942
Cost of sales
Products	678,855	1,999,637
Services	1,202,800	1,450,945
Energy production	270,693	277,488
Total cost of sales	2,152,348	3,728,070
Gross profit	2,379,239	3,451,872
Operating expenses
General and administrative	3,267,067	2,437,727
Selling	238,863	723,971
Research and Development	195,747	161,015
Gain on sales of assets	—	(400)
Long-lived asset impairment	76,049	—
Total operating expenses	3,777,726	3,322,313
Income (loss) from operations	(1,398,487)	129,559
Other income (expense)
Interest and other income (expense)	(12,157)	(6,533)
Interest expense	(415)	(655)
Unrealized loss on investment securities	(18,749)	(56,246)
Total other expense, net	(31,321)	(63,434)
Income (loss) before income taxes	(1,429,808)	66,125
Income tax provision	—	500
Consolidated net income (loss)	(1,429,808)	65,625
(Income) loss attributable to the noncontrolling interest	5,402	(2,659)
Net income (loss) attributable to Tecogen Inc	$(1,424,406)	$62,966
Net income (loss) per share - basic	$(0.06)	$—
Weighted average shares outstanding - basic	24,850,261	24,850,261
Net income (loss) per share - diluted	$(0.06)	$—
Weighted average shares outstanding - diluted	24,850,261	25,063,864

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2022 and 2021
(unaudited)

Non-GAAP financial disclosure (1)	2022	2021
Net income (loss) attributable to Tecogen Inc	$(1,424,406)	$62,966
Interest expense, net	415	655
Provision for income taxes	—	500
Depreciation and amortization, net	103,381	112,218
EBITDA	(1,320,610)	176,339
Stock-based compensation	79,431	51,775
Unrealized loss on securities	18,749	56,246
Long-lived asset impairment	76,049	—
Adjusted EBITDA	$(1,146,381)	$284,360

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2022 and 2021
(unaudited)

	2022	2021
Revenues
Products	$11,156,099	$10,133,329
Services	12,060,661	12,525,594
Energy production	1,785,854	1,739,150
Total revenues	25,002,614	24,398,073
Cost of sales
Products	7,413,320	5,601,046
Services	5,525,493	6,134,953
Energy production	996,990	1,074,421
Total cost of sales	13,935,803	12,810,420
Gross profit	11,066,811	11,587,653
Operating expenses
General and administrative	10,909,251	9,795,823
Selling	1,811,085	2,471,929
Research and development	732,873	542,079
Gain on sale of assets	(41,931)	(10,486)
Long-lived asset impairment	4,674	7,400
Total operating expenses	13,415,952	12,806,745
Loss from operations	(2,349,141)	(1,219,092)
Other income (expense)
Interest and other income	(34,713)	(23,746)
Interest expense	(16,255)	(14,238)
Gain on extinguishment of debt	—	3,773,014
Employee Retention Credit	—	1,276,021
Gain on the sale of investments	—	6,046
Unrealized gain (loss) on investment securities	18,749	(37,497)
Total other income (expense), net	(32,219)	4,979,600
Income (loss) before income taxes	(2,381,360)	3,760,508
State income tax provision	16,352	19,491
Consolidated net income (loss)	(2,397,712)	3,741,017
Income attributable to the noncontrolling interest	(50,215)	(45,017)
Net income (loss) attributable to Tecogen Inc.	$(2,447,927)	$3,696,000

Net income (loss) per share - basic	$(0.10)	$0.15
Weighted average shares outstanding - basic	24,850,261	24,850,261
Net income (loss) per share - diluted	$(0.10)	$0.15
Weighted average shares outstanding -diluted	24,850,261	25,115,518

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2022 and 2021
(unaudited)

Non-GAAP financial disclosure (1)	2022	2021
Net income (loss) attributable to Tecogen Inc	$(2,447,927)	$3,696,000
Provision for income taxes	16,352	19,491
Interest expense, net	16,255	14,238
Depreciation and amortization, net	428,348	469,854
EBITDA	(1,986,972)	4,199,583
Stock-based compensation	334,149	202,431
Gain on extinguishment of debt	—	(3,773,014)
Unrealized loss on investment securities	(18,749)	31,451
Asset impairment	4,674	7,400
Adjusted EBITDA (2)	$(1,666,898)	$667,851

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

(2) Employee Retention Credit
The adjusted EBITDA in 2021 benefits from $1.2 million of Employee Retention Credit.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2022 and 2021
(unaudited)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(2,397,712)	$3,741,017
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation, accretion and amortization, net	428,348	469,854
Gain on the extinguishment of debt	—	(3,773,014)
Employee retention credit	—	(1,276,021)
Long-lived asset impairment	4,674	7,400
Gain on sale of assets	(41,931)	(10,486)
Provision for doubtful accounts receivable	(70,987)	131,206
Gain on the sale of investments	—	(6,046)
Provision for litigation	150,000	—
Provision for inventory reserve	107,000
Unrealized (gain) loss on investment securities	(18,749)	37,497
Stock-based compensation	334,149	202,431
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	2,401,904	57,618
Inventory, net	(2,824,740)	(596,393)
Unbilled revenue	1,452,860	1,009,060
Prepaid expenses and other current assets	177,612	18,343
Other non-current assets	625,320	(231,478)
Increase (decrease) in:
Accounts payable	(246,401)	(674,750)
Accrued expenses	(109,282)	374,802
Deferred revenue	(678,758)	756,722
Other current liabilities	(645,236)	227,271
Net cash (used in) provided by operating activities	(1,351,929)	465,033
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(314,879)	(91,451)
Proceeds on sale of property and equipment	72,655	10,486
Purchases of intangible assets	(29,505)	(63,097)
Proceeds from sale of investments	—	11,637
Distributions to noncontrolling interest	(76,836)	(82,633)
Net used in investing activities	(348,565)	(215,058)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	—	1,874,269
Net cash provided by financing activities	—	1,874,269
Change in cash and cash equivalents	(1,700,494)	2,124,244
Cash and cash equivalents, beginning of the year	3,614,463	1,490,219
Cash and cash equivalents, end of the year	$1,913,969	$3,614,463